Avantair, Inc. Reports Second Quarter Fiscal 2011 Financial Results

Continued Strong Sales and Completed Accelerated Maintenance Positions Industry Leader for
Bottom Line Growth

Company Strengthens Balance Sheet

CLEARWATER, Fla. – February 10, 2011 — Avantair, Inc. (OTCBB: AAIR), the industry leader of fractional aircraft ownership and flight hour time cards in the light-jet cabin category and the only publicly traded stand-alone private aircraft operator, today announced financial results for the second quarter of fiscal 2011 ended December 31, 2010.

Second Quarter Fiscal 2011 Performance:

•
Operating loss of ($2.9) million and an EBITDA loss of ($1.6) million, compared with an operating profit of $1.4 million and EBITDA profit of $2.8 million for the second quarter of fiscal 2010.  Included in 2010 operating profit and EBITDA is a $0.8 million non-recurring gain on the sale of core aircraft. The 2011 loss is attributed to a $2.8 million increase in maintenance expense as a result of an increase in fleet size and the Company’s strategic decision to accelerate normal fleet maintenance costs in response to stronger sales, and an increase in fractional flight hours flown over standard fractional flight. The accelerated maintenance is now completed and the company expects reduced operating expenses in future periods.

•
Total revenue increased to $36.6 million, up 2% year-over-year, as a result of increased flight hour time card flight hours, Axis Club Memberships and other revenues, partially offset by a decrease in the amortized recognition of fractional share sale revenue.

•	Flight hour cards sold increased 62% to 162 in the second quarter of fiscal 2011 from 100 flight hour cards sold during the second quarter of fiscal 2010.
•	Six new fractional shares and 14 new Axis Club Memberships were sold in the second quarter of fiscal 2011.

- more -

Avantair, Inc.

•
Revenue generating flight hours flown reached a new record of 11,061 hours.  This is a 13% increase compared with 9,770 hours in the second quarter of fiscal 2010, and a 6% increase compared with 10,418 hours in the first quarter of fiscal 2011.

•	Fractional owner hours flown increased to a new record of 8,671 up from 8,271 in the second quarter of fiscal 2010, and 8,498 in the first quarter of fiscal 2011.
•
Net loss attributable to common stockholders was ($4.4) million, or ($0.17) per share, based on 26.4 million weighted-average shares outstanding. This compares with a net loss attributable to common stockholders of ($0.6) million, or ($0.02) per share, based on 24.6 million weighted average shares outstanding for the second quarter of fiscal 2010.

•	Retired approximately $6.9 million in short- and long-term debt.
•	Cash flow from operations for the six months ended December 31, 2010 was $3.3 million.

Steven Santo, Chief Executive Officer of Avantair said, “During the quarter we completed several critical steps to secure our company’s financial health, position the company to support our increasing sales and achieve our goal of sustainable profitability. We considerably improved our balance sheet paying down $6.9 million in debt during the quarter in part by using our positive operating cash flow. As discussed in prior quarters, we also completed our accelerated scheduled maintenance in the second quarter, which strengthens the availability of our fleet and will considerably reduce our operating expenses per flight hour for the next 2.5 years.

“Our strong sales trend is continuing, and interest in fractional ownership is on the rise as evidenced by our six new fractional share sales in the second quarter.  Sales growth across our service offerings continues and we increased our flight hour card sales by 62% year-over-year. As we make steady revenue gains, we are simultaneously decreasing operating expenses which will translate directly to our bottom line. Gaining longer-term revenue visibility is also among our strategic objectives to secure our business and foster financial stability. With a strengthened balance sheet, persistent record revenue generating flight hours, and increased operational efficiencies we are confident that we are on a firm trajectory to achieving profitability and improving our value proposition,” Mr. Santo concluded.

Avantair, Inc.

Conference Call

Chief Executive Officer Steven Santo, Chief Financial Officer Richard Pytak and Chief Operating Officer Kevin Beitzel will host a conference call with the financial community on Thursday, February 10, 2011, at 5:00 p.m. Eastern time to review the Company’s financial results and provide a further update on business developments.

Interested parties may participate in the conference call by dialing 1-877-941-8418 (480-629-9809 for international callers). When prompted, ask for the “Avantair’s Fiscal 2011 Second Quarter Earnings Conference Call.” The live conference call will also be webcast on the Company’s website at www.avantair.com under the Investors section.

A telephonic replay of the conference call may be accessed approximately two hours after the call through February 24, 2011, by dialing 1-800-406-7325 (1-303-590-3030 for international callers) and entering access code 4406391#.  The conference call will also be webcast live on Avantair’s website at www.avantair.com under the Investors section.

Use of Non-GAAP Measure of Performance

The following table reflects the reconciliation of net loss, prepared in conformity with Generally Accepted Accounting Principles (GAAP) to the non-GAAP financial measure of EBITDA.

Reconciliation of GAAP Net Loss to EBITDA

	Three Months Ended December 31,
	2010	2009
GAAP net loss	$(4,066,365)	$(182,084)
Add:
Depreciation and amortization	1,261,559	1,408,874
Interest expense	1,217,517	1,587,319
Subtract:
Interest and other income	(23,031)	(10,372)
EBITDA	$(1,610,320)	$2,803,737

Avantair, Inc.

The Company believes that the non-GAAP financial measure of EBITDA is useful to investors as it excludes certain non-cash expenses that do not directly relate to the operation of aircraft. This measure is a supplement to accounting principles generally accepted in the United States used to prepare the Company’s financial statements and should not be viewed as a substitute for GAAP measures.  In addition, the Company’s non-GAAP measure may not be comparable to non-GAAP measures of other companies.

About Avantair

Avantair, the sole North American provider of fractional shares, flight time cards and Axis Club Membership in the Piaggio Avanti aircraft, and the only publicly traded stand-alone private aircraft operator, is headquartered in Clearwater, FL, with approximately 450 employees. The Company offers private travel solutions for individuals and businesses traveling within its service area, which includes the continental United States, Canada, the Caribbean and Mexico, at a fraction of the cost of whole aircraft ownership. The Company currently manages a fleet of 55 aircraft, with another 52 Piaggio Avanti aircraft on order through 2013. For more information about Avantair, please visit: www.avantair.com.

Forward Looking Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to Avantair's future financial or business performance, strategies and expectations. Forward-looking statements are typically identified by words or phrases such as "trend," "potential," "opportunity," "pipeline," "believe," "comfortable," "expect," "anticipate," "current," "intention," "estimate," "position," "assume," "outlook," "continue," "remain," "maintain," "sustain," "seek," "achieve," and similar expressions, or future or conditional verbs such as "will," "would," "should," "could," "may" and similar expressions.  Avantair cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and Avantair assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

In addition to factors previously disclosed in Avantair's filings with the Securities and Exchange Commission (SEC) and those as may be identified elsewhere in this press release, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: general economic and business conditions in the U.S. and abroad, changing interpretations of generally accepted accounting principles, changes in market acceptance of the company's products, inquiries and investigations and related litigation, fluctuations in customer demand, management of rapid growth, intensity of competition. The information set forth herein should be read in light of such risks.  Avantair does not assume any obligation to update the information contained in this press release.

Avantair, Inc.

Avantair’s filings with the SEC, accessible on the SEC's website at http://www.sec.gov, discuss these factors in more detail and identify additional factors that can affect forward-looking statements.

Contact:
Avantair, Inc.	The Piacente Group, Inc.
Richard Pytak	Brandi Floberg
Chief Financial Officer	Investor Relations
727-538-7910 x.105	212-481-2050
rpytak@avantair.com	avantair@tpg-ir.com

Avantair, Inc.

AVANTAIR, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets

ASSETS

	December 31,	June 30,
	2010	2010
	(Unaudited)
CURRENT ASSETS
Cash and cash equivalents	$3,940,614	$9,446,619
Accounts receivable, net of allowance for doubtful accounts of $201,888 at December 31, 2010 and $208,065 at June 30, 2010	15,390,129	10,976,129
Inventory	206,478	181,782
Current portion of aircraft costs related to fractional share sales	25,097,877	26,680,081
Prepaid expenses and other current assets	3,933,731	2,979,055

Total current assets	48,568,829	50,263,666

Aircraft costs related to fractional share sales, net of current portion	29,481,257	43,461,597

Property and equipment, at cost, net of accumulated depreciation and amortization of $18,339,948 at December 31, 2010 and $15,821,591 at June 30, 2010	20,156,336	22,583,073

OTHER ASSETS
Cash - restricted	2,360,251	2,358,558
Deposits on aircraft	7,883,834	7,883,834
Deferred maintenance on aircraft engines	1,722,511	603,515
Goodwill	1,141,159	1,141,159
Other assets	3,500,751	3,342,198

Total other assets	16,608,506	15,329,264

Total assets	$114,814,928	$131,637,600

Avantair, Inc.

AVANTAIR, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets

LIABILITIES AND STOCKHOLDERS' DEFICIT

	December 31,	June 30,
	2010	2010
	(Unaudited)
CURRENT LIABILITIES
Accounts payable	$4,460,739	$4,723,718
Accrued liabilities	7,082,776	5,000,249
Customer deposits	2,673,675	1,358,988
Short-term debt	5,200,000	11,000,000
Current portion of long-term debt	6,022,436	4,202,726
Current portion of deferred revenue related to fractional aircraft share sales	27,981,223	32,770,605
Unearned management fee, flight hour card and Axis Club Membership revenues	46,612,083	35,126,401

Total current liabilities	100,032,932	94,182,687

Long-term debt, net of current portion	11,777,353	15,620,479
Deferred revenue related to fractional aircraft share sales, net of current portion	25,363,129	35,085,148
Deferred revenue related to Axis Club Membership sales, net of current portion	2,015,459	1,773,943
Other liabilities	2,578,393	2,520,537

Total long-term liabilities	41,734,334	55,000,107

Total liabilities	141,767,266	149,182,794

COMMITMENTS AND CONTINGENCIES

Series A convertible preferred stock, $.0001 par value, authorized 300,000 shares; 152,000 shares issued and outstanding	14,663,320	14,617,958

STOCKHOLDERS' DEFICIT
Preferred stock, $.0001 par value, authorized 700,000 shares; none issued	-	-
Common stock, Class A, $.0001 par value, 75,000,000 shares authorized, 26,388,619 shares issued and outstanding at December 31, 2010 and 26,353,201 shares issued and outstanding at June 30, 2010	2,639	2,635
Additional paid-in capital	57,024,361	56,896,831
Accumulated deficit	(98,642,658)	(89,062,618)

Total stockholders' deficit	(41,615,658)	(32,163,152)

Total liabilities and stockholders' deficit	$114,814,928	$131,637,600

Avantair, Inc.

AVANTAIR, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended December 31, 2010		Six Months Ended December 31, 2010
	2010	2009	2010	2009

Revenue
Fractional aircraft sold	$8,778,578	$11,227,309	$17,976,401	$23,206,145
Management and maintenance fees	18,813,477	18,290,025	37,232,183	36,264,594
Flight hour card and Axis Club membership revenue	7,257,098	4,976,763	13,414,493	8,835,234
Other revenue	1,735,386	1,270,860	3,743,578	2,663,868

Total revenue	36,584,539	35,764,957	72,366,655	70,969,841

Operating expenses
Cost of fractional aircraft shares sold	7,526,245	9,476,794	15,637,690	19,677,397
Cost of flight operations	17,689,159	13,304,306	35,342,272	25,724,544
Cost of fuel	4,597,316	3,413,770	8,535,888	7,052,671
Gain on sale of assets	-	(849,584)	-	(897,594)
General and administrative expenses	6,674,368	6,234,754	13,554,219	12,535,145
Selling expenses	1,707,771	1,381,180	3,226,525	2,366,945
Depreciation and amortization	1,261,559	1,408,874	2,518,356	2,866,791
Total operating expenses	39,456,418	34,370,094	78,814,950	69,325,899

Income (loss) from operations	(2,871,879)	1,394,863	(6,448,295)	1,643,942

Other income (expenses)
Interest and other income	23,031	10,372	34,153	17,784
Interest expense	(1,217,517)	(1,587,319)	(2,466,531)	(3,210,773)
Total other expenses	(1,194,486)	(1,576,947)	(2,432,378)	(3,192,989)

Net loss	(4,066,365)	(182,084)	(8,880,673)	(1,549,047)

Preferred stock dividend and accretion of expenses	(372,383)	(372,243)	(744,729)	(774,358)
Net loss attributable to common stockholders	$(4,438,748)	$(554,327)	$(9,625,402)	$(2,323,405)

Loss per common share:
Basic and diluted	$(0.17)	$(0.02)	$(0.37)	$(0.11)

Weighted-average common shares outstanding:
Basic and diluted	26,381,664	24,583,880	26,368,084	20,528,498

# # #